					EXHIBIT 12.3
					Page 1
THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$136,952	$197,033	$236,531	$231,059	$306,051
Interest and other charges, before reduction for amounts capitalized	189,502	164,132	138,678	132,226	141,710
Provision for income taxes	84,938	131,285	138,856	153,014	188,662
Interest element of rentals charged to income (a)	51,170	49,761	49,375	47,643	45,955

Earnings as defined	$462,562	$542,211	$563,440	$563,942	$682,378

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$180,602	$159,632	$138,678	$132,226	$141,710
Subsidiary's preferred stock dividend requirements	8,900	4,500	-	-	-
Interest element of rentals charged to income (a)	51,170	49,761	49,375	47,643	45,955

Fixed charges as defined	$240,672	$213,893	$188,053	$179,869	$187,665

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.92	2.53	3.00	3.14	3.64

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

					EXHIBIT 12.3

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Year Ended December 31,
	2002	2003	2004	2005	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$136,952	$197,033	$236,531	$231,059	$306,051
Interest and other charges, before reduction for amounts capitalized	189,502	164,132	138,678	132,226	141,710
Provision for income taxes	84,938	131,285	138,856	153,014	188,662
Interest element of rentals charged to income (a)	51,170	49,761	49,375	47,643	45,955

Earnings as defined	$462,562	$542,211	$563,440	$563,942	$682,378

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$180,602	$159,632	$138,678	$132,226	$141,710
Preferred stock dividend requirements	24,590	12,026	7,008	2,918	-
Adjustments to preferred stock dividends
to state on a pre-income tax basis	8,204	5,137	4,113	1,932	-
Interest element of rentals charged to income (a)	51,170	49,761	49,375	47,643	45,955

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$264,566	$226,556	$199,174	$184,719	$187,665

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	1.75	2.39	2.83	3.05	3.64

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.